EXHIBIT 10.20

EQUITY INCENTIVE PLAN OF

ALPHABET HOLDING COMPANY, INC.

STOCK OPTION AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Equity Incentive Plan of Alphabet Holding Company, Inc. (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted an Option to purchase Class A Common Stock (referred to in this Agreement as “Common Stock” or “Share”) of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:	Jeffrey Nagel

Total Number of Shares
Subject to the Option:	49,468

Exercise Price per Share:	$500.00

Total Exercise Price on Grant Date:	$24,734,000

Grant Date:	December 6, 2010

Type of Option:	Nonqualified Stock Option

Final Expiration Date:	December 6, 2020

Vesting Schedule:	This Option will vest and become exercisable in accordance with the vesting schedule set forth in Appendix A, depending on the classification of the Option as follows:

	Time Options:	24,734 Shares Subject to the Option

	Performance Options:	24,734 Shares Subject to the Option

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice, Appendix A to the Agreement, and the Plan).  ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

ALPHABET HOLDING COMPANY, INC.	OPTIONEE

By
Name:	Jeffrey Nagel
Title:

APPENDIX A TO STOCK OPTION AGREEMENT

ARTICLE I.
GRANT OF OPTION

Section 1.1                                      Grant of Option.  The Company hereby grants to the Optionee an Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice pursuant to which this Appendix is attached, upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and this Appendix).  The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator.

Section 1.2                                      Option Subject to Plan.  The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Article VIII thereof.  Except as provided in Section 3.2, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, impair any rights or obligations under the Option.

Section 1.3                                      Exercise Price.  The Exercise Price of the Shares covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).

ARTICLE II.
VESTING SCHEDULE; EXERCISABILITY

Section 2.1                                      Vesting and Exercisability of Time Options.

(a)                                  Vesting.  Except as provided below, the Time Options shall become vested, so long as the Optionee remains continuously in service as a Service Provider, from the date hereof through each relevant date set forth below, as follows:

(i)                                     20% of the Time Options shall become vested on the first anniversary of the Start Date;

(ii)                                  20% of the Time Options shall become vested on the second anniversary of the Start Date;

(iii)                               20% of the Time Options shall become vested on the third anniversary of the Start Date;

(iv)                              20% of the Time Options shall become vested on the fourth anniversary of the Start Date; and

(v)                                 20% of the Time Options shall become vested on the fifth anniversary of the Start Date.

(b)                                 Termination Vesting; Liquidity Event Vesting.

(i)                                     In the event Optionee becomes entitled to receive severance payments pursuant to Section 4(b) of the Employment Agreement and Optionee executes and does not revoke the Release (as defined in the Employment Agreement), a pro-rata portion of unvested Time Options, if any, which are then outstanding shall become immediately vested, which pro-rata amount shall be determined by multiplying 4,946.80 by a fraction, the numerator of which is the number of days Optionee was a Service Provider during the period beginning on the day following the immediately preceding vesting date under Section 2.1(a) (or if no vesting date under Section 2.1(a) has occurred at such time, the Start Date) and ending on the Date of Termination (as defined in the Employment Agreement) and the denominator of which is 365.

(ii)                                  If, following the date of a Change in Control, the Optionee becomes entitled to receive severance payments pursuant to Section 4(b) of the Employment Agreement and Optionee executes and does not revoke the Release (as defined in the Employment Agreement), any and all unvested Time Options shall become fully vested.

(iii)                               Any and all unvested Time Options shall become fully vested at the effective time of the first Liquidity Event.

(c)                                  Discretionary Vesting.  The Administrator, in its sole discretion, may accelerate the vesting of any outstanding unvested portion of the Time Options that does not otherwise vest pursuant to this Section 2.1.

Section 2.2                                      Vesting and Exercisability of Performance Options.

(a)                                  Performance Based Vesting.  If, as of the effective date of the first Liquidity Event, the Administrator determines that the Internal Rate of Return is between 20% and 25%, then, so long as the Optionee remains continuously in service as a Service Provider through the date of such Liquidity Event, the portion of the Performance Options which shall be entitled to vest, at the effective time of such Liquidity Event, shall be as follows:

(i)                                     20% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 21.0%;

(ii)                                  40% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 22.0%;

(iii)                               60% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 23.0%;

(iv)                              80% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 24.0%;

(v)                                 100% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 25.0%; and

(vi)                              with respect to any portion of the Performance Options that does not vest pursuant to any of clauses (a)(i) through (a)(v) above, the Administrator shall use linear interpolation on a pro rata basis consistent with the vesting provisions contained in clauses (a)(i) through (a)(v) above to determine the portion of the Performance Options that shall vest and become exercisable, at the effective time of such Liquidity Event.

For the avoidance of doubt, and notwithstanding anything herein to the contrary, no portion of the Performance Options shall vest if the Internal Rate of Return as of the effective time of such Liquidity Event is below 20%, and 100% of the Performance Options shall vest, at the effective time of such Liquidity Event, if the Internal Rate of Return as of such date is 25% or greater.

(b)                                 Termination Vesting.  In the event (i) Optionee’s Date of Termination occurs on or following the date of the first Change in Control and prior to the date of the first Liquidity Event, (ii) Optionee becomes entitled to receive severance payments pursuant to Section 4(b) of the Employment Agreement, and (iii) Optionee executes and does not revoke the Release, the Performance Options shall remain outstanding and eligible to become vested pursuant to Section 2.2(a) until the earlier of (i) the Final Expiration Date, (ii) the effective time of the first Liquidity Event, and (iii) the second anniversary of the Date of Termination.  Any portion of the Performance Options that remains outstanding hereunder and does not become vested prior to the effective time of the first Liquidity Event shall be immediately forfeited on the earlier of (i) the Final Expiration Date, (ii) the effective time of the first Liquidity Event, and (iii) the second anniversary of the Date of Termination.  Notwithstanding Section 2.5, the portion of the Performance Option that becomes vested at the effective time of the first Liquidity Event, if any, shall be exercisable until the later of (x) the date ninety (90) days following the date of the first Liquidity Event, and (y) in the event an underwriter’s lock-up exists for more than sixty (60) days during such ninety (90) day period with respect to the Shares, thirty (30) days following the date the Shares are no longer subject to such lock-up; provided, that such vested portion of the Performance Option will terminate at the effective time of the Liquidity Event if (A) such vested portion of the Performance Option is terminated in accordance with Section 8.1(b)(i)(A) of the Plan or (B) Optionee receives fifteen (15) days advance written notice that such vested portion of the Performance Option will be terminated in connection with the Liquidity Event and that any vested portion may be exercised at the effective time of the Liquidity Event.

(c)                                  Discretionary Vesting.  The Administrator, acting reasonably in its sole discretion, may accelerate the vesting of any outstanding unvested portion of the Performance Options that does not otherwise vest pursuant to this Section 2.2.

Section 2.3                                      No Vesting of Options.  Notwithstanding anything to the contrary in this Agreement and except as provided in Section 2.2(b), any portion of the Option that has not become vested pursuant to Section 2.1 or 2.2 on or prior to the date of the Optionee’s termination of service as a Service Provider shall be forfeited and shall not thereafter become vested or exercisable.

Section 2.4                                      Exercisability of the Option.   The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested pursuant to Section 2.1 or 2.2.  The date that the applicable portion of the Option becomes exercisable is referred to herein as the “Exercise Commencement Date.”  Subject to Section 8.1 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall remain exercisable until it becomes unexercisable under Section 2.5.  Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.5                                      Expiration of Option.

(a)                                  Subject to the terms of the Plan, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)                                     The Final Expiration Date;

(ii)                                  Except for such longer period of time as the Administrator may otherwise approve, in the event of Optionee’s termination of service as a Service Provider for any reason other than Cause, death or Disability, one-hundred eighty (180) days following the date of the Optionee’s termination of service as a Service Provider;

(iii)                               Except as the Administrator may otherwise approve, the date that the Company terminates the Optionee’s service as a Service Provider for Cause; or

(iv)                              Except for such longer period of time as the Administrator may otherwise approve, twelve (12) months following the Optionee’s termination of service as a Service Provider by reason of the Optionee’s death or Disability.

(b)                                 Notwithstanding Section 2.5(a)(ii), in the event (i) Optionee’s Date of Termination occurs prior to the date of the first Liquidity Event, (ii) Optionee becomes entitled to receive severance payments pursuant to Section 4(b) of the Employment Agreement, and (iii) Optionee executes and does not revoke the Release, Optionee may elect (the “Election”) by providing written notice to the Company, within the one-hundred eighty (180) day period following Optionee’s Date of Termination, to extend the exercise period of the portion of the Option which is outstanding and vested (the “Vested Portion”) from the date such Election is made until the earlier of (i) the later of (x) the date ninety (90) days following the date of the first Liquidity Event, and (y) in the event an underwriter’s lock-up exists for more than sixty (60) days during such ninety (90) day period with respect to the Shares, thirty (30) days following the date the Shares are no longer subject to such lock-up; provided, that the Vested Portion will terminate at the effective time of the Liquidity Event if (A) the Vested Portion is terminated in accordance with Section 8.1(b)(i)(A) of the Plan or (B) Optionee receives fifteen (15) days advance written notice that the Vested Portion will be terminated in connection with the Liquidity Event and that the Vested Portion may be exercised at the effective time of the Liquidity Event, (ii) the Final Expiration Date and (iii) the date that is thirty (30) days following the date the Optionee is legally free to sell the Shares underlying the Vested Portion through an established public securities market and is not prohibited from selling such Shares due to a an underwriter’s lock-up of such Shares, assuming for this clause (iii) that the Vested Portion has been exercised.  In the event Optionee makes the Election, the Vested Portion subject to the Election shall only be exercisable for that number of Shares (rounded up to the nearest whole Share) determined by dividing (A) the Date of Termination Fair Market Value, by (B) the Fair Market Value per Share on the date the Optionee exercises the Vested Portion; provided, that, in no event shall the number of Shares exceed the original number of Shares subject to the Vested Portion.  Notwithstanding anything herein to the contrary, if the Optionee makes the Election, and provided that the Optionee subsequently decides to exercise all or any portion of the Vested Portion, such exercise must occur on a single date following the date the Election is made and prior to the expiration of the extended exercise period as provided in this paragraph.  Any portion of the Vested Portion not exercised on such exercise date and any portion of the Vested Portion not exercised at the expiration of the extended exercise period (as provided in this paragraph) shall be forfeited immediately.

(c)                                  For the purposes of the Plan and this Agreement, the date of the Optionee’s termination of service as a Service Provider shall be the last day that the Optionee provided service as a Service Provider.

Section 2.6                                      Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.7                                      Exercise of Option.  The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

Section 2.8                                      Manner of Exercise; Tax Withholding.

(a)                                  Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall concurrently with the exercise of the Option, execute the Stockholders Agreement, unless the Optionee has already executed the Stockholders Agreement.  This Section 2.8(a) shall not apply if the Shares underlying the Option are registered on Form S-8 or otherwise.

(b)                                 To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the Option; (iii) through the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Exercise Price of the exercised portion of the Option; or (iv) following the date the Shares are listed on a national securities exchange, the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then-issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c)                                  The Optionee shall make appropriate arrangements for the payment to the Company (or its Subsidiary, as applicable) of all amounts which the Company (or its Subsidiary, as applicable) is required to withhold under applicable law in connection with the exercise of the Option.  With the consent of the Administrator and subject to any applicable legal conditions or restrictions, the Company shall, upon the Optionee’s request, withhold from the Shares otherwise issuable to the Optionee upon the exercise of the Option (or any portion thereof) a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse accounting).  Any adverse consequences to the Optionee arising in connection with the Share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Optionee.

ARTICLE III.
OTHER PROVISIONS

Section 3.1                                      Optionee Representation; Not a Contract of Service.  The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a Service Provider, or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except pursuant to an employment or consulting agreement executed by and between the Company and the Optionee and approved by the Board.

Section 3.2                                      Shares Subject to Plan and Stockholders Agreement; Restrictions on the Transfer of Options and Common Stock.  Except as otherwise set forth in this Section 3.2, the Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including, without limitation, the restrictions set forth in Sections 5.6 and 5.7 of the Plan.  Notwithstanding anything in the Plan or this Agreement to the contrary, (i) in the event a Corporate Event occurs prior to the date of a Liquidity Event and the Administrator takes any action with respect to the unvested portion of the Option pursuant to Section 8.1(b)(i)(A) or Section 8.1(b)(ii) of the Plan, the unvested portion of such Option that is scheduled to terminate pursuant to either of such sections will automatically vest at the effective time of such Corporate Event and the Optionee shall be provided with no less than fifteen (15) days advance notice that the applicable portion of the Option may be exercised at the effective time of such Corporate Event, (ii) where the Plan states that the Administrator may act in its “sole discretion,” the Administrator agrees that it shall act in good faith to the extent any such action will adversely affect the Option and the Administrator shall use its commercially reasonable efforts to ensure that its actions do not result in adverse tax consequences to the Optionee under Section 409A of the Code; (iii) Section 8.4 of the Plan shall not apply to Optionee; and (iv) all disputes regarding this Option shall be subject to the arbitration provisions set forth in Section 11(i) of the Employment Agreement and shall be subject to a de novo standard of review, unless the dispute relates to a matter that requires Administrator discretion (e.g., equitable adjustment of outstanding Options pursuant to Section 8.1 of the Plan, determination of Fair Market Value, etc.), in which case the decision shall be subject to an arbitrary and capricious standard of review.

Section 3.3                                      Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

Section 3.4                                      Conformity to Securities Laws.  The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan, the Stockholders Agreement and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.5                                      Amendment, Suspension and Termination.  The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, impair any rights or obligations under the Option.

Section 3.6                                      Data Privacy Consent.  As a condition of the Option grant, the Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.  The Optionee understands that the Company and its Subsidiaries and Affiliates hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all restricted stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”).  The Optionee further understands that the Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  The Optionee understands that these recipients may be located in the Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country.  The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Optionee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares.  The Optionee understands that the Data will be held only as long as is necessary to implement, administer, and manage the Optionee’s participation in the Plan.  The Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Optionee understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

ARTICLE IV.
DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The singular pronoun shall include the plural, where the context so indicates.

Section 4.1                                      Change in Control.  “Change in Control” shall mean (a) any transaction (including, without limitation, any merger, consolidation or sale of assets or equity interests, or any acquisition of stock in the open market or otherwise) the result of which is that any “person” (as defined within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or “group” (as defined within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act), other than any of the Principal Stockholders or an Affiliate of any Principal Stockholders, obtains (i) direct or indirect beneficial ownership of more than fifty (50) percent of the voting power of the Successor Company’s securities outstanding immediately after such transaction, or (ii) all or substantially all of the assets of the Company, or the Company and its Subsidiaries taken as a whole, or (B) the consummation of a merger which results in the Principal Stockholders, including any Affiliates of any Principal Stockholders, no longer holding, directly or indirectly, beneficial ownership of more than fifty (50) percent of the voting power of the Successor Company’s securities.  For this purpose, “Successor Company” shall mean the Company, its successor or the entity that, as a result of a transaction, controls, directly or indirectly, the Company (or its successor) immediately after the transaction.  Notwithstanding the foregoing, in no event shall a Change in Control occur as a result of a public offering of shares of common stock of the Company or a Successor Company.

Section 4.2                                      Company.  “Company” shall mean Alphabet Holding Company, Inc., a Delaware corporation.

Section 4.3                                      Effective Date.  “Effective Date” shall mean October 1, 2010, the date of the consummation of the transactions contemplated in that certain Agreement and Plan of Merger among the Company, NBTY, Inc., and Alphabet Merger Sub, Inc., dated as of July 15, 2010.

Section 4.4                                      Date of Termination Fair Market Value.  “Date of Termination Fair Market Value” shall mean the product determined by multiplying (i) the number of Shares subject to the Vested Portion that is subject to the Election, by (ii) the Fair Market Value per Share on the Date of Termination.  Fair Market Value for this purpose shall be determined in accordance with the terms of the Stockholders Agreement, as amended by any side letter agreement between the Company and the Optionee.

Section 4.5                                      Employment Agreement.  “Employment Agreement” shall mean the Employment Agreement dated as of November 8, 2010, by and among the Company, NBTY, Inc. and the Optionee, as such Employment Agreement may be amended from time to time.

Section 4.6                                      Exercise Price.  “Exercise Price” shall mean the per Share price set forth in the Grant Notice.

Section 4.7                                      Final Expiration Date.  “Final Expiration Date” shall mean the final expiration date set forth in the Grant Notice.

Section 4.8                                      Grant Date.  “Grant Date” shall be the grant date set forth in the Grant Notice.

Section 4.9                                      Grant Notice.  “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 4.10                                Internal Rate of Return.  “Internal Rate of Return” shall mean the internal rate of return realized by the Principal Stockholders on the Invested Capital as a result of the Investment Proceeds realized or deemed realized by the Principal Stockholders, calculated without reduction for any taxes imposed on such Investment Proceeds and after giving effect to any vested Awards. The Internal Rate of Return shall be determined in respect of any Liquidity Event as if the Principal Stockholders liquidated their entire remaining Investment in such Liquidity Event for a price equal to the fair market value of the remaining Investment on the date of the Liquidity Event, as reasonably determined by the Administrator.  In determining the Internal Rate of Return as of any date, all Investment Proceeds theretofore received, directly or indirectly, by the Principal Stockholders in respect of their Investment shall be taken into account, and no other amounts theretofore received by the Principal Stockholders shall be taken into account.

Section 4.11                                Invested Capital.  “Invested Capital” shall mean the purchase price paid by the Principal Stockholders for the Investment, including any fees and expenses paid by any Principal Stockholder.

Section 4.12                                Investment.  “Investment” shall mean the Shares acquired by the Principal Stockholders in connection with their investment in the Company on the Effective Date.

Section 4.13                                Investment Proceeds.  “Investment Proceeds” shall mean all cash or cash equivalents received by the Principal Stockholders in respect of the Investment, net of any unreimbursed fees and expenses paid or payable to any Principal Stockholder or third party, including the aggregate value of any cash received in connection with the disposition of any property previously exchanged for or in consideration of any portion of the Investment.  In connection with a Liquidity Event, the Fair Market Value of any equity securities of the Company and any property previously received in consideration for the Investment, in each case, held by the Principal Stockholders at the time of the Liquidity Event that are not disposed of in the Liquidity Event shall be treated as Investment Proceeds.

Section 4.14                                Liquidity Event.  “Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by any of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of transactions or dispositions), the total number of all equity securities of the Company or its successor held, directly or indirectly, by the Principal Stockholders is, in the aggregate, less than 25% of the total number of equity securities (as such securities may be adjusted for the occurrence of a corporate event) held, directly or indirectly, by the Principal Stockholders as of the Effective Date (as such securities may be adjusted for the occurrence of a corporate event); or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and other than by way of any transaction otherwise covered under the preceding sub-clause(a)), in one or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Subsidiaries taken as a whole, to any “person” (as defined within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act ) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.

Section 4.15                                Option.  “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 4.16                                Optionee.  “Optionee” shall be the Person designated as such in the Grant Notice.

Section 4.17                                Performance Options.  “Performance Option(s)” shall mean the portion of the Option designated as Performance Options in the Grant Notice.

Section 4.18                                Plan.  “Plan” shall mean the Equity Incentive Plan of Alphabet Holding Company, Inc.

Section 4.19                                Start Date. “Start Date” shall have the meaning given to such term in the Employment Agreement.

Section 4.20                                Time Options.  “Time Options” shall mean the portion of the Option designated as Time Options in the Grant Notice.

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